Exhibit 10.3.7

EXECUTION VERSION

OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS, dated as of March 5, 2021 (this “Amendment”), among GSO STONE STREET LLC, as borrower (the “Borrower”), GSO DIRECT LENDING FUND-D LP, as servicer (the “Servicer”) and equityholder (the “Equityholder”), SOCIÉTÉ GENERALE, as agent (the “Agent”) and each LENDER from time to time party hereto (each a “Lender” and collectively, the “Lenders”).

WHEREAS, (i) the Borrower, the Servicer, Citibank N.A., as collateral agent and collateral custodian, the Agent and each Lender party thereto are party to the Loan and Servicing Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”), (ii) the Servicer, as seller and the Borrower, as purchaser are party to the Sale and Contribution Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Sale and Contribution Agreement”) and (iii) the Borrower, the Agent and Société Générale, as Retention Provider are party to the Risk Retention Letter, dated as of February 18, 2020;

WHEREAS, on or about the date hereof, (i) GSO DIRECT LENDING FUND-D LP shall convert from a Delaware limited partnership to BCRED TWIN PEAKS LLC, a Delaware limited liability company, (ii) the Borrower shall convert to BCRED Siris Peak Funding LLC and (ii) all of the outstanding equity interests of BCRED TWIN PEAKS LLC shall be acquired by Blackstone Private Credit Fund (the foregoing transactions, the “Restructuring”);

WHEREAS, (i) the Borrower, the Servicer, the Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein, (ii) the Borrower, the Servicer and the Agent have agreed to amend the Sale and Contribution Agreement in accordance with Section 8.1 of the Sale and Contribution Agreement and subject to the terms and conditions set forth herein and (iii) the Borrower, the Retention Provider and the Agent have agreed to amend the Risk Retention Letter in accordance with Section 6 of the Risk Retention Letter and subject to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement, the Sale and Contribution Agreement and the Risk Retention Letter, as applicable.

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ARTICLE II

Limited Consent

SECTION 2.1. Limited Consent. As of the date of this Amendment, each of the parties hereto hereby (i) consents to the consummation of the Restructuring, (ii) waives any notice requirement in the Loan Documents with respect to any of the transactions comprising the Restructuring (including pursuant to Section 5.1(i) of the Sale Agreement), (iii) waives the 30 day notice period in Section 10.1(b) of the Loan Agreement with respect to the change of the Borrower’s name, (iv) acknowledges and confirms that automatically upon consummation of the Restructuring, each of the Transaction Documents is hereby amended to the extent necessary to give effect to the consummation of the Restructuring, including by deeming all references in the Transaction Documents to the Equityholder, the Servicer or the Seller, respectively, to refer to BCRED TWIN PEAKS LLC, and all references to such entity’s status as a “limited partnership” shall be deemed to refer to such entity’s status as a “limited liability company”, (v) acknowledges and confirms that upon consummation of the Restructuring, notice of such consummation will be provided by the Servicer to the Agent within 30 days and (vi) acknowledges and confirms that notwithstanding any provision of the Transaction Documents, the consummation of the Restructuring shall not be deemed to violate any representation or covenant in the Transaction Documents and shall not otherwise result in an no Facility Termination Event, Unmatured Facility Termination Event, Servicer Event of Default or Unmatured Servicer Event of Default pursuant to the Loan Agreement or any other Transaction Document. This Section 2.1 is a limited consent and shall only be relied upon and used for the specific purpose set forth herein and shall not constitute nor be deemed to constitute a consent by any party hereto to any matter other than the specific purpose set forth herein.

ARTICLE III

Amendments

SECTION 3.1. Amendments to the Loan Agreement. In furtherance of the provisions of Section 2.1, effective automatically upon consummation of the Restructuring, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

SECTION 3.2. Amendments to the Sale and Contribution Agreement. In furtherance of the provisions of Section 2.1, effective automatically upon consummation of the Restructuring, the Sale Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Sale Agreement attached as Appendix B hereto.

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SECTION 3.3. Amendments to the Risk Retention Letter. In furtherance of the provisions of Section 2.1, effective automatically upon consummation of the Restructuring, the Risk Retention Letter is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Risk Retention Letter attached as Appendix C hereto.

ARTICLE IV

Conditions to Effectiveness

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto; and

(b) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE V

Representations and Warranties

SECTION 5.1. The Borrower hereby represents and warrants to the Agent that, as of the date first written above, (i) no Facility Termination Event, Unmatured Facility Termination Event, Servicer Event of Default or Unmatured Servicer Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 6.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 6.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 6.6. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GSO STONE STREET LLC, as Borrower

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Omnibus Amendment]

GSO DIRECT LENDING FUND-D LP, as Servicer and Equityholder

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Omnibus Amendment]

SOCIÉTÉ GENERALE, as Agent

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

[Signature Page to Omnibus Amendment]

SOCIÉTÉ GENERALE, as a Lender

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

[Signature Page to Omnibus Amendment]

APPENDIX A

EXECUTION VERSION

CONFORMED THROUGH OMNIBUS AMENDMENT, dated as of March 5, 2021

LOAN AND SERVICING AGREEMENT

dated as of October 11, 2018

~~GSO STONE STREET~~BCRED SIRIS PEAK FUNDING LLC,

as Borrower

~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC,

as Servicer and Equityholder

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GENERALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

VIRTUS GROUP, LP,

as Collateral Administrator

and

CITIBANK, N.A.,

as Collateral Agent and as Collateral Custodian

LOAN AND SERVICING AGREEMENT

THIS LOAN AND SERVICING AGREEMENT is made and entered into as of October 11, 2018, among ~~GSO STONE STREET~~BCRED SIRIS PEAK FUNDING LLC, a Delaware limited liability company (the “Borrower”), ~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC, a Delaware limited ~~partnership~~liability company, as Servicer (as hereinafter defined) and as Equityholder (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the LENDER AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, a “Lender Agent”), Virtus Group, LP, as Collateral Administrator (as hereinafter defined), Citibank, N.A., as Collateral Agent and Collateral Custodian (each as hereinafter defined), and SOCIÉTÉ GENERALE, as Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account” means the Unfunded Exposure Account, the Custodial Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

10.16(a)(A)(2), the Borrowing Base is greater than or equal to the Loans outstanding, and (ii) with respect to any distribution permitted under Sections 10.16(a)(A)(3) and 10.16(a)(A)(4), the Borrowing Base is greater than or equal to 110% of the Loans outstanding.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, the State of New York or Paris, France and, if such day relates to any Collateral Obligation, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capped Fees/Expenses” means, at any time, the Collateral Agent Fees and Expenses, the Collateral Administrator Fees and Expenses and Collateral Custodian Fees and Expenses such that the aggregate amount of such Collateral Agent Fees and Expenses, Collateral Administrator Fees and Expenses and Collateral Custodian Fees and Expenses paid to the Collateral Agent, the Collateral Administrator or the Collateral Custodian under the Transaction Documents in any calendar year do not exceed (x) prior to the occurrence of any Event of Default, $200,000 or (y) on and after the occurrence of any Event of Default, $300,000.

“Cash Interest Expense” means with respect to any Obligor for any period, the amount which, in conformity with Appropriate Accounting Principles, would be set forth opposite the caption “interest expense” (exclusive of any Retained Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.

“Change of Control” means any of (a) the Equityholder shall no longer be the sole equityholder of the Borrower (free and clear of any liens), and (b) GSO ~~Direct Lending Fund-D Associates~~Asset Management LLC, or an Affiliate ~~thereof shall not be the general partner of the Equityholder and (c) GSO Holdings I L.L.C. or an Affiliate thereof shall no longer be the sole owner of the general partner~~of The Blackstone Group, Inc. ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Equityholder or the Servicer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 12.1.

“Collateral Administrator” means Virtus Group, LP, solely in its capacity as Collateral Administrator, together with its successors and permitted assigns in such capacity characteristics to those of the related Obligor plus (y) the unrestricted cash of such Obligor on such date.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equityholder” means ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC, a Delaware limited ~~partnership~~liability company, together with its permitted successors and assigns.

“Equity Security” means any asset that is not a First Lien Loan, a Second Lien Loan, a Deemed Second Lien Loan, a Unitranche Loan, a First Lien Broadly Syndicated Loan, a FILO Loan, a Permitted Investment or a Senior Secured Bond.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“European Retention Requirements” means Article 6 of the Securitisation Regulation (together with any delegated regulations of the European Commission, applicable guidelines published by any of the European Supervisory Authorities (jointly or individually), regulatory technical standards, or implementing technical standards made thereunder, together with Chapters I, II and III and Article 22 of Delegated Regulation (EU) No 625/2014 where such provisions are applicable pursuant to the transitional provisions in Article 43(7) of the Securitisation Regulation).

“Evaluation Event” means the occurrence of any of the following with respect to any Eligible Collateral Obligation:

(a) such Collateral Obligation becomes a Defaulted Collateral Obligation;

(b) occurrence of a Material Modification with respect to such Collateral Obligation that is not approved by the Agent, in its sole discretion;

this Agreement and also, with respect to a particular matter, any other duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s or authorized signatory’s knowledge of familiarity with the particular subject and with respect to the Collateral Agent, Collateral Custodian or Securities Intermediary, a director, vice president, assistant vice president, senior trust officer or trust officer within the Corporate Trust Office and any officer to whom a corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Retention Letter” means a letter relating to the retention of net economic interest, from the Retention Provider and addressed to the Borrower, the Agent and the Lenders on the Third Amendment Effective Date and for the benefit of any future Lender, which shall include such letter entered into as of the Third Amendment Effective Date and each letter amending, restating, replacing, supplementing, updating or otherwise modifying such letter.

“Retention Provider” means ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC, a Delaware limited ~~partnership~~liability company, and any successor thereto, as permitted by the European Retention Requirements.

“Revolving Collateral Obligation” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Commitment” means, for each Revolving Lender, (a) prior to the Facility Termination Date, the commitment of such Revolving Lender to make Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Revolving Lender’s name on Annex B or pursuant to the assignment executed by such Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Revolving Lender’s pro rata share of all Loans outstanding.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto in respect of the Revolving Loans and, in each case, their respective successors.

“Servicer” means initially ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC or any successor servicer appointed pursuant to this Agreement.

“Servicer Event of Default” means the occurrence of one of the following events:

(a) any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom;

(b) failure on the part of the Servicer duly to observe or to perform in any respect any other covenant or agreement of the Servicer which failure continues unremedied for a period of 30 days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Servicer by the Borrower, the Collateral Agent or the Agent (with a copy to each Lender Agent);

(c) the occurrence of an Insolvency Event with respect to the Servicer;

(d) any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within 30 days after written notice thereof shall have been given to the Servicer by the Borrower, the Collateral Agent or the Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e) an Event of Default occurs;

(f) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $5,000,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $5,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) a Change of Control occurs;

(i) the Servicer shall be indicted, or any of its senior executive officers shall be convicted, of a criminal offense under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business, materially related to the Servicer’s asset management business, unless, in the case of a conviction of a senior executive officer of the

Servicer, such senior executive officer has, within 30 days after such occurrence, been removed from performing work in fulfillment of the Servicer’s obligations under this Agreement;

(j) ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC ceases to be the Servicer or another affiliate of GSO Capital Partners LP ceases to be the Servicer; or

(k) the failure of the Retention Provider to comply with its obligations under the Retention Letter.

“Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties (including in respect of any exercise of discretion) with reasonable care (i) using a similar degree of care, skill and attention as it employs with respect to similar collateral that which the Servicer or GSO Capital Partners LP exercises with respect to comparable assets and/or portfolios that such Person manages for itself and others having similar investment objectives and restrictions and (ii) to the extent not inconsistent with clause (i), the Servicer’s or GSO Capital Partners LP’s customary standards, policies and procedures.

“Similar Law” means any federal, state or local law, regulation or other legal constraint that is materially similar to the fiduciary and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“Solvent” means as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Standard & Poor’s” means S&P Global Ratings and any successor thereto.

“Structured Finance Obligation” means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of otherwise retains the services of principal personnel performing the duties required under this Agreement who are the same individuals who would have performed such duties had the assignment or delegation not occurred.

(d) Subject to the last sentence of this Section 7.2(d), until a successor Servicer has commenced servicing activities in the place of ~~GSO Direct Lending Fund-D LP, GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC, BCRED Twin Peaks LLC shall continue to perform the obligations of the Servicer hereunder. On and after the termination of the Servicer pursuant to this Section 7.2, the successor Servicer appointed by the Agent shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral Obligations, including the transfer to any successor Servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor Servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor Servicer to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary (except Section 7.2(c)) and to the extent permitted by Applicable Law without causing the Servicer to have liability, the termination of the Servicer shall not become effective until an entity acceptable to the Agent in its sole discretion shall have assumed the responsibilities and obligations of the Servicer.

(e) At any time, the Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Agent.

Section 7.3 Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required to be taken by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.

(a) The Servicer shall take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Servicing Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.

(b) The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall (i) instruct all Obligors (and related agents) to deposit Collections directly into the Collection Account, (ii) deposit all Collections received directly by it into the Collection Account within one (1) Business Day of receipt thereof and (iii)

cause the Equityholder and each Lender Agent that is Affiliated with it to deposit all Collections received directly by the Equityholder or Affiliate into the Collection Account within one (1) Business Day of receipt thereof. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer.

(c) The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Agent, make available, or, upon the Agent’s demand following the occurrence and during the continuation of a Servicer Event of Default, deliver to the Agent copies of all Records in its possession which evidence or relate to the Collections.

(d) The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that do not constitute Collections or were paid in connection with a Retained Interest.

(e) On each Measurement Date, the Servicer (on behalf of the Borrower) shall re-determine the status of each Eligible Collateral Obligation as of such date and provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Administrator and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f) The Servicer may, with the prior written consent of the Agent, execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.

Section 7.4 Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Effective Date and each Funding Date as to itself:

(a) Organization and Good Standing. It (i) has been duly organized, and is validly existing as a limited ~~partnership~~liability company under the laws of the State of Delaware and (ii) has all requisite limited ~~partnership~~liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. It (i) is in good standing as a limited ~~partnership~~liability company under the laws of the State of Delaware, (ii) duly qualified to do business in the State of Delaware and (iii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority. It (i) has all necessary limited ~~partnership~~liability company power and authority to (a) execute and deliver each Transaction Document to which it is a party, and (b) perform its obligations under the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited ~~partnership~~liability company action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d) Binding Obligations. Each Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Events and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any governing documents of the Servicer, (ii) violate any Applicable Law in any material respect or (iii) violate any Contractual Obligation of the Servicer except where such violation of a Contractual Obligation would not reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There is no litigation, proceeding or investigation filed or pending against the Servicer before any Official Body (i) asserting the invalidity of any Transaction Documents to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Servicer is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.

(g) No Consents. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Official Body (if any) required for the due execution, delivery and performance by the Servicer of each Transaction Document to which the Servicer is a party have been obtained or made.

(h) Compliance with Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject.

(i) Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished to the Agent or any Lender in connection with this Agreement (other than projections, forward looking information, general economic data or industry information and, with respect to information prepared by the Servicer or an Affiliate or agent thereof for internal use or consideration, statements as to, or the failure to make a statement as to, the value of, collectibility of, prospects of or potential risks or benefits associated with such loan or the related Obligor) provided or prepared by the Borrower, the Servicer or the Equityholder, are, as of their respective delivery dates, (or in the case of reports, financial statements or similar information or records, the stated date thereof), true, complete and correct in all material respects; provided that, to the extent any such information was furnished by an Obligor or any other third party, such information is true, correct and complete in all

Sanctioned Person, or (ii) in violation of any Sanctions, and (b) no Loan, use of proceeds or other transaction contemplated by this Agreement will result in the violation of any applicable Sanctions.

Section 7.5 Covenants Relating to the Servicer. Until the date on or after the Facility Termination Date on which the Loans shall have been repaid in full, all Interest shall have been paid, and no other amount shall be owing to the Secured Parties under this Agreement:

(a) Compliance with Agreements and Applicable Law. The Servicer will comply with all material Applicable Law, including those with respect to the performance of its obligations under this Agreement and the other Transaction Documents.

(b) Preservation of Company Existence. The Servicer will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a limited ~~partnership~~liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c) Books and Records. (i) The Borrower shall cause the Servicer to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with Appropriate Accounting Principles, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations and (ii) the Servicer will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral indicating that the loans are owned by any Borrower subject to the Lien of the Collateral Agent for the benefit of the Secured Parties hereunder.

(d) Other. The Servicer will promptly furnish to the Borrower and the Agent such other information, documents, records or reports respecting the Collateral or the operations of the Servicer as the Agent may from time to time reasonably request in order to protect the interests of the Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement, in each case, to the extent such information, documents, records or reports (i) have been prepared or received by the Servicer or (ii) will be prepared or received in the ordinary course of the Servicer’s business.

(e) ERISA. The Borrower shall cause the Servicer to give the Agent and each Lender Agent prompt written notice of any event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA. The Borrower shall not permit the Servicer or any Affiliates of the Servicer to, cause or permit to occur an event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA.

(f) Performance and Compliance with Collateral. The Servicer will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection other reports in connection with the Collateral as the Collateral Agent (acting solely at the Agent’s request) or the Agent may reasonably request, all in reasonable detail.

Section 10.20 Obligor Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Agent’s written direction after the occurrence of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments to an Account as directed by the Collateral Agent (at the written direction of the Agent).

Section 10.21 Delivery of Collateral Obligation Files. The Borrower (or the Servicer on behalf of the Borrower) shall deliver to the Collateral Administrator in .pdf format at gsostonestreetllc@virtus.com (with a copy to the Agent at the following e-mail addresses (for electronic copies): Ed.deserio@sgcib.com and list.amer-mml-portfolio-management@sgcib.com, and a copy to each Lender Agent) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date; provided that any file stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Funding Date).

Section 10.22 Sanctions. The Borrower shall not request any Loan, and shall not (and shall procure that its Affiliates and its or their respective directors, officers, employees and agents shall not) use the proceeds of any Loan, in each case, directly or indirectly, for (1) the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any country that is the subject of any Sanctions, or (2) in any manner that would result in the violation of any applicable Sanctions.

Section 10.23 Anti-Corruption and Anti-Money Laundering Laws. No portion of the proceeds of any Loan will be used, directly or indirectly, (a) in violation of Anti-Corruption Laws or Anti-Money Laundering Laws, or (b) for any payment, promise to pay, or authorization of any payment (or giving of anything of value) to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, or obtain any improper advantage, in violation of Anti-Corruption Laws.

Section 10.24 Beneficial Ownership Certification. Promptly following any request therefor, the Borrower shall deliver to the Agent information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, including any Beneficial Ownership Certification in relation to the Borrower. Any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification shall be furnished to the Agent promptly.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

~~GSO STONE STREET~~BCRED SIRIS PEAK FUNDING LLC, as Borrower

By:
Name:
Title:

~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC, as Servicer and Equityholder

By:
Name:
Title:

ANNEX A

~~GSO STONE STREET~~BCRED SIRIS PEAK FUNDING LLC

as Borrower

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Jana Douglas

Telephone: 212-503-2025

Email: GSOAssetServicing@Blackstone.com

~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC

as Servicer and Equityholder

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Shaker Choudhury

Telephone: 212-503-2010

Email: GSOTreasury@Blackstone.com

CITIBANK, N.A.,

as Collateral Agent and Collateral Custodian

For delivering physical securities:

Citibank, N.A.

399 Park Avenue

Level “B” - Securities Vault

New York, NY 10022

Attn: Mr. Keith Whyte (212-559-1207), ~~GSO Stone Street~~BCRED SIRIS PEAK FUNDING LLC

All physical securities must be sent by trackable courier service (e.g. UPS or Federal Express)

For all other purposes:

388 Greenwich Street

New York, New York 10013

Attn: Citibank Agency & Trust – ~~GSO Stone Street~~BCRED SIRIS PEAK FUNDING LLC

Email: thomas.varcados@citi.com or call (888) 855-9695 to obtain the account administrator’s email address

VIRTUS GROUP, LP,

as Collateral Administrator

1301 Fannin Street, 17th Floor

Houston, TX 77002

Attention: ~~GSO Stone Street~~BCRED SIRIS PEAK FUNDING LLC

email: gsostonestreetllc@virtusllc.com

Fax: 888-467-3196

SOCIÉTÉ GENERALE,

as Agent

A-1

Société Générale

245 Park Avenue, 4th Floor

New York, NY 10167

Attention: Rich Dawson; Julien Thinat

Tel.: (212)-278-4125; (212)-278-7598

Email: rich.dawson@sgcib.com; julien.thinat@sgcib.com

with a copy to :

Société Générale

480 Washington Blvd

Jersey City, NJ 07310

Tel.: (201)-839-8460

Fax: 201-693-4233

Attention: Cheriese Brathwaite

Email: oper-fin-serv.us@sgss.socgen.com

SOCIÉTÉ GENERALE,

as a Lender Agent and as a Committed Lender

Société Générale

245 Park Avenue, 4th Floor

New York, NY 10167

Attention: Rich Dawson; Julien Thinat

Tel.: (212)-278-4125; (212)-278-7598

Email: rich.dawson@sgcib.com; julien.thinat@sgcib.com

with a copy to :

Société Générale

480 Washington Blvd

Jersey City, NJ 07310

Tel.: (201)-839-8460

Fax: 201-693-4233

Attention: Cheriese Brathwaite

Email: oper-fin-serv.us@sgss.socgen.com

A-2

APPENDIX B

EXECUTION VERSION

CONFORMED THROUGH OMNIBUS AMENDMENT ~~NO. 1~~, dated as of March 5, 2021

SALE AND CONTRIBUTION AGREEMENT

between

~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC,

as Seller

and

~~GSO STONE STREET~~BCRED SIRIS PEAK FUNDING LLC,

as Purchaser

Dated as of October 11, 2018

This SALE AND CONTRIBUTION AGREEMENT, dated as of October 11, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between ~~GSO DIRECT LENDING FUND-D LP~~ BCRED TWIN PEAKS LLC, a Delaware limited ~~partnership~~liability company, as seller (in such capacity, the “Seller”) and ~~GSO STONE STREET~~BCRED SIRIS PEAK FUNDING LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Effective Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans and related contracts to the capital of the Purchaser on the Effective Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC, as servicer and as equityholder, Société Generale, as Agent, Virtus Group, LP, as collateral administrator, Citibank, N.A., as collateral agent and collateral custodian, and the lender agents and lenders party from time to time thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Capital Requirements Regulation” means the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013).

was made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to such Obligor’s creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes and any Taxes indemnifiable under the Loan Agreement and (e) Indemnified Amounts resulting from the performance or non-performance of the Collateral Obligations.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date.

SECTION 3.2 Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date at the option of the Seller (a) by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Loans made to the Purchaser with respect to such Collateral Obligations to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Collections in the Collections Account utilized for a Reinvestment pursuant to Section 8.3(b) of the Loan Agreement, (b) by the Seller making a capital contribution to the Purchaser in an amount equal to the unpaid portion of the Purchase Price, or (c) any combination of the foregoing (a) and (b).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date:

(a) Organization and Good Standing. The Seller is a limited ~~partnership~~liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business and the performance of its obligations hereunder and under the other Transaction Documents to which it is a party requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Transferred Assets and the Related Security and (iii) its ability to perform its obligations under the other Transaction Documents to which it is a party.

(b) Power and Authority. The Seller has the power and authority to own, pledge, mortgage, operate and convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated hereby and thereby.

(c) Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement, each other Transaction Document to which it is a party and all other agreements, instruments and documents which may be delivered by it pursuant hereto or thereto and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default in any material respect under (A) its certificate of formation or limited ~~partnership~~liability company agreement, (B) any contractual restriction with respect to any Indebtedness of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting it or its property, or (C) any law, rule, regulation, order, license, requirement, writ, judgment, award, injunction or decree applicable to, binding on or affecting it or any of its property and (iii) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens created pursuant to this Agreement).

(d) Execution and Delivery. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(e) Governmental Authorization. No approval, consent of, notice to, filing with or permits, licenses, qualifications or other action by any Official Body having jurisdiction over it or its properties is required or necessary (i) for the conduct of the Seller’s business as currently conducted, for the ownership, use, operation or maintenance of its properties and for the due execution, delivery and performance by the Seller of this Agreement or any of the Transaction Documents to which it is a party, (ii) for the perfection of or the exercise by each of the Borrower and the Agent of any of its rights or remedies under the Loan Agreement or hereunder, or (iii) to ensure the legality, validity, or enforceability of this Agreement in any jurisdiction in which the Seller does business, in each case other than (A) consents, notices, filings and other actions which have been obtained or made (or will be obtained or made substantially simultaneously with the Effective Date), and continuation statements and renewals in respect thereof and (B) where the lack of such consent, notice, filing or other action would not have a material adverse effect on its ability to perform its obligations hereunder and under the Transaction Documents to which it is a party.

(f) Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and each other Transaction Document to which it is a party is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(g) No Litigation. There are no proceedings or investigations pending or, to its knowledge, threatened against the Seller, before any court or Official Body having jurisdiction

(a) Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents to which it is a party and comply with all Applicable Laws, including those applicable to the Transferred Collateral Obligations and all proceeds thereof, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under the Transaction Documents to which it is a party, (ii) its assets, operations, properties, financial condition, or business or (iii) the validity or enforceability of this Agreement or any of the other Transaction Documents.

(b) Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a limited ~~partnership~~liability company and maintain its rights and franchises in its jurisdiction of formation and (B) qualify and remain qualified as a Delaware limited ~~partnership~~liability company in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its governing documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations in each case except where the failure to maintain such liens, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its assets, operations, properties, financial condition, or business.

(c) Cash Management Systems: Deposit of Collections. The Seller shall transfer, or cause to be transferred, all Collections received by the Seller to the Collection Account by the close of business on the Business Day following the date such Collections are received.

(d) Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all transactions with the Purchaser and the assets and business of the Seller related to its obligations under this Agreement or any Transferred Assets or assets proposed to be transferred in accordance with Appropriate Accounting Principles, maintain and implement administrative and operating procedures necessary to fulfill its obligations hereunder; and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(f) Taxes. The Seller will file on a timely basis all federal and other material Tax returns required to be filed and will pay all federal and other material Taxes due and payable

(a) in the case of the Purchaser:

~~GSO Stone Street~~BCRED Siris Peak Funding LLC

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Jana Douglas

Telephone: 212-503-2025

Email: GSOAssetServicing@Blackstone.com

(b) in the case of the Seller:

~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Shaker Choudhury

Telephone: 212-503-2010

Email: GSOTreasury@Blackstone.com

(in each case, with a copy to the Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Reserved.Further Assurances.

(a) The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral.

(b) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents,

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

~~GSO DIRECT LENDING FUND-D LP~~BCRED TWIN PEAKS LLC, as Seller

By:
Name:
Title:

~~GSO STONE STREET~~BCRED SIRIS PEAK FUNDING LLC, as Purchaser

By:
Name:
Title:

Schedule B

FORM OF PURCHASE NOTICE

[Date]

To:	~~GSO Stone Street~~BCRED Siris Peak Funding LLC
345 Park Avenue, 31st Floor
New York, NY 10154
Attention: Jana Douglas
Telephone: 212-503-2025
Email: GSOAssetServicing@Blackstone.com

Re:	Purchase Notice for Conveyance
Date of , 20

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.1(b) of the Sale and Contribution Agreement, dated as of October 11, 2018 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between ~~GSO Stone Street~~ BCRED Siris Peak Funding LLC, as purchaser (the “Purchaser”), and ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with Section 2.1(b) of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the Collateral Obligations and Collateral Obligation Payments listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

To the extent applicable, please wire the Purchase Price to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct at such time as if then made, it will promptly so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this              day of             , 20         .

Very truly yours,

~~GSO DIRECT LENDING FUND-D LP~~

BCRED TWIN PEAKS LLC

By:

Name:
Title:

APPENDIX C

EXECUTION VERSION

CONFORMED THROUGH OMNIBUS AMENDMENT, dated as of March 5, 2021

RETENTION LETTER

~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Jana Douglas

Telephone: 212-503-2025

Email: GSOAssetServicing@Blackstone.com

February 18, 2020

~~GSO Stone Street~~BCRED Siris Peak Funding LLC

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Jana Douglas

Telephone: 212-503-2025

Email: GSOAssetServicing@Blackstone.com

Société Générale

as Agent

245 Park Avenue

New York, New York 10167

Attention: Rich Dawson; Julien Thinat

Tel.: (212)-278-4125; (212)-278-7598

Email: rich.dawson@sgcib.com; julien.thinat@sgcib.com

with a copy to :

Société Générale

480 Washington Blvd

Jersey City, NJ 07310

Tel.: (201)-839-8460

Fax: 201-693-4233

Attention: Cheriese Brathwaite

Email: oper-fin-serv.us@sgss.socgen.com; AMER-OPER-CMF-MML@sgcib.com

c/o American Money Management Corporation

301 E. Fourth St. Cincinnati, OH 45202

Telephone: 513.579.2940

Facsimile: 513.352.9245

Email: ceng@amfin.com

Re:	Retention of Net Economic Interest

1.      This letter is being delivered in connection with the Loan and Servicing Agreement, dated as of October 11, 2018 (together with all amendments, if any, from time to time made thereto, the “Loan Servicing Agreement”), among ~~GSO Stone Street~~BCRED Siris Peak Funding LLC, as Borrower (the “Borrower”), ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC , as Servicer and Equityholder, Citibank, N.A., as Collateral Agent and as Collateral Custodian, Virtus Group, LP, as Collateral Administrator, the Lender Agents and Lenders from time to time parties thereto, and Société Générale, as Agent. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Loan Servicing Agreement and the Sale and Contribution Agreement dated as of October 11, 2018 (the “Sale and Contribution Agreement”) by and between the Equityholder (as seller) and the Borrower (as purchaser), as applicable.

2.      The Retention Provider hereby agrees and confirms for the benefit of the Borrower, the Agent and each Lender for so long as any Obligation remains outstanding and any European Retention Requirements so require:

a.

that it has retained at all times since the Third Amendment Effective Date, and irrevocably and unconditionally undertakes that it will directly retain, in each case, as originator for the purposes of the European Retention Requirements, on an ongoing basis, a material net economic interest in the securitisation transaction contemplated by the Transaction Documents in the form specified in paragraph (d) of Article 6(3) of the Securitisation Regulation, being retention of the first loss tranche and, if necessary, other tranches having the same or a more severe risk profile than those transferred or sold to investors and not maturing any earlier than those transferred or sold to investors, through the Retention Provider subscribing for and maintaining 100% of all equity interests in the Borrower, in a nominal amount of not less than 5% of the nominal value of all of the Collateral Obligations owned by the Borrower (such material net economic interest, the “Retained Interest”);

b.

that at any time the excess of (i) the sum of the aggregate Principal Balance of all Eligible Collateral Obligations then held by the Borrower and the amount then standing to the credit of the Principal Collection Account (including any portion of such amount invested in Permitted Investments) (the “Aggregate Principal Asset Balance”) over (ii) the aggregate principal amount of all Loans outstanding at such time shall be equal to or greater than 5% of the Aggregate Principal Asset Balance;

c.

that it shall not and shall procure that its Affiliates do not, sell, hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, except to the extent permitted in accordance with the EU Retention Requirements;

d.	that it established the transaction contemplated by the Loan Servicing Agreement and the other Transaction Documents;

the Collateral Obligations, (y) the risk characteristics of the transaction, or (z) the Collateral Obligations from time to time; and

iii.	promptly upon the Borrower and/or the Retention Provider becoming aware of any material breach of the obligations included in any Transaction Document;

k.

that it will, promptly following a request by any Lender, provide a refreshed letter in substantially the form of this letter in connection with a material amendment of any Transaction Document, in each case where the Borrower has received a request for the same from a Lender;

l.

it shall notify the Borrower and the Agent as soon as reasonably practical if for any reason: (i) it has ceased to hold the Retained Interest in accordance with paragraph (a) above; or (ii) it has failed in any way to comply with any of the undertakings set out in paragraphs (b), (c), (e), (g) or (h) above;

m.

that it will, promptly following a request by a Lender, provide such additional information as such Lender may reasonably request in order for such Lender to comply with the Securitisation Regulation which is either in the possession of the Retention Provider or can be obtained at no material cost to the Retention Provider.

3.      The Retention Provider hereby makes the following representations for the benefit of the Borrower, the Agent and each Lender:

a.

the Retention Provider is ~~GSO Direct Lending Fund-D LP~~BCRED Twin Peaks LLC duly established and validly existing under the laws of Delaware, and has full power and authority to own its assets proposed to be owned by it including the Retained Interest and to transact the business in which it is presently engaged;

b.

the Retention Provider has full power and authority to execute and deliver this letter and to perform all of its obligations required hereunder and has taken all necessary action to authorize this letter on the terms and conditions hereof and the execution, delivery and performance of this letter and the performance of all obligations imposed upon it hereunder;

c.

no consent of any other person, including, without limitation, investors in and creditors of the Retention Provider, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that have been or shall be obtained in connection with this letter, is required by the Retention Provider in connection with this letter or the execution, delivery, performance, validity or enforceability of this letter or the obligations imposed upon it hereunder;

d.	this letter constitutes the legally valid and binding obligations of the Retention Provider enforceable against the Retention Provider in accordance with its terms,

Very Truly Yours,

~~GSO~~ DIRECT LENDING FUND-D LPBCRED TWIN PEAKS LLC, as Retention Provider

By:
Name:
Title:

Acknowledged and agreed by:

~~GSO STONE STREET~~BCRED SIRIS PEAK FUNDING LLC, as Borrower

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as Agent

By:
Name:
Title: